OFFICE OF THE SECRETARY OF STATE
                              STATE OF OKLAHOMA

                                   AMENDED
                         CERTIFICATE OF INCORPORATION

     WHEREAS, The Amended Certificate of Incorporation of

                          WORLDWIDE E COMMERCE, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                       Filed at the City of Oklahoma this 15th
<GREAT SEAL OF THE STATE OF             day of December, 1999.
OKLAHOMA APPEARS HERE>
                                      /s/Mike Hunter
                                          Secretary of State

                                       By: <signature illegible>

                                                       FILED
                                                       DEC 15  1999
                                                       OKLAHOMA SECRETARY
                                                       OF STATE

                                   AMENDED
                         CERTIFICATE OF INCORPORATION
                     (AFTER RECEIPT OF PAYMENT OF STOCK)

TO: OKLAHOMA SECRETARY OF STATE
    2300 N. Lincoln Blvd, Room 101, State Capitol Building
    Oklahoma City, Oklahoma 73105-4497
    (403)-522-4560

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.     A. The name of the corporation is:

        Worldwide Energy, Inc.
____________________________________________________________________________

       B. As amended: The name of the corporation has been changed to:

        Worldwide E Commerce, Inc.
_____________________________________________________________________________

(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institution, society, union, syndicate, or limited or one of the abbreviations co., corp., inc., or ltd.)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

_____________________________________________________________________________
Name of Agent    Street Address      City       County            ZIP Code
                        (P.O. BOXES ARE NOT ACCEPTABLE)

3.      The duration of the corporation is: perpetual.
                                            _______________________________

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:


                    SERIES PAR VALUE       PER SHARE
NUMBER OF SHARES    (if any)              (Or, if without par value, to state)

COMMON_________________                   ___________________________________

PREFERRED______________                   ___________________________________

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

    The name of the corporation shall be changed to Worldwide E Commerce, Inc.

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     IN WITNESS WHEREOF said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this ___ day of ___________________, 19__.

                                              By /s/ Winfield Moon Sr.
                                                 ______________________
                                                          President

                                                  WINFIELD MOON SR PRESIDENT
                                                  (PLEASE PRINT NAME )
ATTEST:

 /s/F.W. Young
_____________________________
           Secretary

F.W. YOUNG, Secretary
(PLEASE PRINT NAME)